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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 12, 2004

ReGen Biologics, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-20805	23-2476415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Commerce Street, East Wing, Franklin Lakes, NJ (Address of principal executive offices)	07417 (Zip Code)

Registrant’s telephone number, including area code:   (201) 651-5140

1290 Bay Dale Drive, PMB 351, Arnold, Maryland 21012
(Former name or former address, if changed from last report)

Item 5. Other Events and Required FD Disclosure.

     On January 12, 2004, ReGen Biologics, Inc. changed its corporate address and telephone number to the following:

Address: 509 Commerce Street, East Wing, Franklin Lakes, NJ 07417

Telephone Number: (201) 651-5140

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC

By:	/s/ BRION D. UMIDI

Name: Brion D. Umidi
Title: Senior Vice President, Chief Financial Officer and Chief Accounting Officer

January 12, 2004